Exhibit 10.38

Loan Contract

No.: No. SLA2014LN 372

Borrower: Altairnano, Inc.

Business license No.: 14792

Legal representative/person in charge: Karen Werner

Domicile: 3019 Enterprise Dr, Anderson, Indiana 46013, USA      Postal code: 46013

Financial institution for account opening and account No.: East West Bank 8003008490

Tel.: +1 415.479.4817      Fax: +1 775.858.3700

Lender: Seoul Branch of Bank of China Limited

Legal representative/person in charge: Huang De

Domicile: 1/2F., YOUNGPOONG BLDG., 41, CHEONGGYECHEON-RO, JONCNO-GU. SEOUL. KOREA

Postal code: 110-752 Tel.: 822-3995939 Fax: 822-3995938
Seoul Branch of Bank of China Limited (seal)
The Borrower and the Lender came to an agreement in terms of the Lender issuing the capital loan to the Borrower and hereby signed this Contract through equal negotiation.

Article 1      Loan Amount

Loan currency: USD

Loan amount:    (In words) RMB Three Million and Eight Hundred Thousand Only;

(In figures) USD 3,800,000.00.

Article 2      Loan Term

Loan term: Since the actual withdrawal date to October 8, 2015.

Article 3      Loan Purpose

Loan purpose: Turnover of current capital.

Without the written consent of the Lender, the Borrower shall not change the loan purpose, including but not limited to that Borrower shall not use the loans for stock and other security investments and for projects forbidden by any laws, rules, regulations and state policies or without the approval in accordance with law, as well as the project and use purposes banning the accessible of bank loans.

Used for overseas loan under domestic guarantee

Article 4      Loan Interest Rate and Interest Calculation and Settlement

1. Loan interest rate

The loan interest rate is calculated according to Method (2):

(1)      Fixed interest rate with the annual interest rate of /%.

(2)      Floating interest rate with the floating cycle of three months:

Reset the price every three months since the actual withdrawal date. The pricing reset date is the corresponding date of the current month of the actual withdrawal date, if there is no corresponding date in the current month, then the last day of the month shall be the pricing date of the interest rate.

Each loan interest rate shall be the LIBOR plus 250 base points in the latest three months, which is obtained from the Reuters before 9:00 on the actual withdrawal date or the working day (Beijing time) before the pricing reset date.

2. Interest calculations

Interest is calculated from the Borrower's actual withdrawal date, according to the actual withdrawal amount and days of the loan.

Calculation formula of interest: Interest = principal × actual days number× daily interest rate.

The calculating basis of daily interest rate is 360 days of a year, and the reduction formula is as follows: Daily interest rate = annual interest rate /360.

3. Ways of interest settlement

The Borrower shall conduct interest settlement according to Method (5):

(1)      If the interest is pre-collected, then the interest shall be deducted at the disbursement date.

(2)      For the interest settled monthly, the 20th of each month is the expiry date for interest, and the 21st is the interest payment date.

(3)      For the interest settled quarterly, the 20th of each quarter is the expiry date for interest, and the 21st is the interest payment date.

(4)      If the interest is to be paid in one off in the due day of the loan, the interest shall be paid off with the loan principal together.

(5)      Make payment of the interest of the current day in every floating cycle; If the current day is not a working day, then postpone the date of interest payment to the next working day. If the last instalment of liquidation day of the loan principal is not the interest payment date, then the last instalment of liquidation day of the loan principal shall be the interest payment date, and the Borrower shall pay off all the interest on that day.

4. Interest penalty

(1)      If the Borrower fails to pay the interest and the loan as agreed, as for the overdue amount, it will be collected with interest calculated based on the penalty interest rate from the overdue date until the interest and loan capital are paid off.

Used for overseas loan under domestic guarantee

(2)      If the Borrower fails to use the loan for the contracted purposes, as for the misappropriated amount, it will be collected with the interest calculated based on the penalty interest rate from the misappropriation day until the interest and loan capital are paid off.

(3)      Calculate and collect the interest penalty and compound interest, in the case of adjustment of loan interest rate agreed in the contract, calculate the penalty interest and compound interest on multi-stage basis since the date of adjustment.

(4)      Penalty interest rate

A.      Within the loan term, the penalty interest rate is the loan interest rate agreed in Article 1 adding 50%;

B.      After the expiration of the loan term, the penalty interest rate of both fixed interest rate and floating interest rate shall be calculated by 10% of the annual interest rate.

Article 5      Requirements for Withdrawal

The Borrower who withdraws shall meet the following conditions:

1. This Contract, as well as its Appendixes, has already come into force;

2. The Borrower already provided guarantee as the Lender required, the guarantee is effective and legal approval, registration and documentation procedures are completed;

3. The Borrower has reserved and prepared Borrower's documents, receipts, seals, staff lists and specimen signatures related to the performance of this Contract to the Lender, and also properly filled out certificates concerned;

4. Written application and relevant materials shall be submitted to the Lender ___ banking day(s) before the withdrawal date;

5. The Borrower has already submitted the Lender the resolution paper and certificate of authorization signed by the board of directors or other authorized department which agrees to sign and fulfill this Contract; (This is optional clause, check if the Borrower has already obtained the relevant approval and authorization before signing this Contract.)

6. Other requirements for withdrawal obliged by laws and agreements reached by both parties;

7. If the Borrower is in China, the registration of external debt has already been done.

If the aforementioned requirements for withdrawal cannot be satisfied, the Lender shall be entitled to refuse the withdrawal application of the Borrower, except the agreement of Lender.

Article 6      Withdrawal Time and Mode

1. The Borrower shall conduct the withdrawal based on the time and mode in the following Method (1):

(1)      One-time withdrawal of the loan within 1 month after signing the contract.

(2)      Make withdrawals by installments in / months since the contract is signed, if the loan is not withdrawn within the aforementioned time, then it shall be canceled automatically.

Used for overseas loan under domestic guarantee

Article 7      Repayment

1. The Borrower shall pay back the loan under this Contract based on No. (1) repayment plan:

(1)      Repay all loans under this Contract upon the expiration of the loan term.

(2)      Repay the loan under this Contract according to the following repayment plans:

In case the Borrower requires to change the aforementioned repayment plans, the Borrower shall send the Lender a written application ten banking days ahead of the expiry date of the loan, and the change of the repayment plans can be available upon the approval of Lender.

2. If the Borrower fails to pay back the loan principal and interest, the Lender shall be entitled to decide the repayment order: Under the situations of instalment repayment, if there are several due loans or overdue loans under this Contract, then the Lender shall be entitled to decide the liquidation order of certain repayment of the Borrower. If the Borrower and Lender have several overdue payments under the loan contract, the Lender shall be entitled to decide the contract order of each repayment by the Borrower.

3. If the Borrower plans to perform the advance repayment, the written notice shall be submitted to the Lender ten banking days in advance, and payment shall be made on the day of every floating cycle. If the Borrower fails to make the repayment on the current day of every floating cycle, as for the advance repayment amount, then Lender shall collect the compensation fee by 1% annual interest rate. The amount of advance repayment shall be firstly reimbursed the last due loan with an inverted order.

Remark: "Compensation fee= the advance repayment amount * × 1%/360 × (actual due date - date for advance repayment)"

4. The Borrower repays the loan according to the following method of (2).

(1)      The Borrower shall deposit enough funds in the following bank repayment account no less than / banking day(s), before every due day of loan and interest, the Lender shall be entitled to deduct every due loan and interest from the account.

Repayment account name: /.

Account No.: /.

(2)      Other repayment methods agreed by both parties: According to the Lender's written notice, the Borrower shall repay the loan and interest under this Contract directly to the assigned account.

Used for overseas loan under domestic guarantee

Article 8      Guarantee

1. The guarantee mode for the debt under this Contract is:

STAND BY L/C with the number of GC0325314000394, issued by Hebei Branch of Bank of China Limited, shall provide full guarantee for the loan and interest under this Contract.

2. If the Lender deems the happened event that may influence the contract performance capability of the Borrower or Guarantor, or the guarantee contract become invalid, revoked or dissolved, or the financial condition of the Borrower and the Guarantor are deteriorated or get involved in the major lawsuit or arbitration, or their performance is affected due to other reasons, or the Guarantor breaches the guarantee contract or the other contract with the Lender, or the pledged object depreciates, is damaged, lost or sealed up, causing the guarantee value to depreciate or lose, the Lender shall be entitled to require, and the Borrower shall be obliged to provide new guarantee, change the Guarantor to guarantee the debts under this Contract.

3. If the amount stated in the aforementioned STAND BY L/C changed due to exchange rate fluctuation or other reasons, brings forth the pledge rate more than 96% of this loan in three continuous working days, the Lender shall be entitled to ask the Borrower to guarantee the pledge rate is no more than 96% within three working days by supplementing principal, opening new STAND BY L/C, or prepaying the loan which is over the mortgage rate.

If the Borrower cannot guarantee the pledge rate less than 96% as the aforementioned requirements, the Lender shall be entitled to announce that this loan is due in advance, the Borrower shall fulfill the obligation of paying the loan and interest within three days after receiving the Lender's written notice.

(Remarks: in this article " pledge rate = loan principal/collateral (letter of guarantee) value×100%")

Article 9      Statement and Commitment

1. The Borrower makes the following statement:

(1)      The Borrower shall be lawfully registered and of legal existence, and has the full capacity for civil conduct and capacity of signing and performing this Contract;

(2)      The signing and performance of this Contract are the presentation of Borrower' true intention, who has acquired the legal and valid authorization in accordance with its articles of incorporation or other internal management documents; in addition, any agreement, contract and other legal documents with the binding force on the Borrower shall not be violated: The Borrower has or shall have gained all the relevant permission, approval, recording or register to sign and perform this Contract;

(3)      All the documents, financial statements, vouchers, and other materials provided by the Borrower to the Lender under this Contract are true, intact, accurate and valid;

(4)      The background of the transaction that the Borrower applied to the Lender is true, legitimate, and the loan shall not be used for the illegitimate acts such as the money laundry;

(5)      The Borrower does not conceal events that may impact the financial condition of its own and Guarantor and performance capability to the Lender;

(6)      Other matters stated by the Borrower:              /                    .

Used for overseas loan under domestic guarantee

2. The commitment by the Borrower is as the followings:

(1)      Submit financial statements (including but not limited to annual reports, quarterly reports and monthly reports) and other related documents to the Lender regularly or timely according to the requirements of Lender; Borrower shall guarantee to meet the following financial requirements continuously: /

(2)      In the case that the Borrower has signed or may sign counter-guarantee agreement or other similar agreements with the Guarantor of this Contract on the guarantee obligations, the agreement shall not impair any rights of the Lender under this Contract;

(3)      Accept the Lender's credit and loan inspection and supervision, and give enough assistance and cooperation;

(4)      If any situation happens to the Borrower and Guarantor that may affect their financial and performance capacity, including but not limited to any form of operation mode changing, like separating, merging, joint operation, joint venture with foreign business, cooperation, contract operation, regroup, restructuring of enterprise, shares issuing, etc., reducing the registered capital, large amount of capital or shares transferring, bearing great amount of debt, or setting new heavy debt on the collateral, pledged objects sealed up, dissolution, revocation, (forced to) file for bankruptcy, etc., or involved in big lawsuit or arbitration, or having difficulty to operate or financial conditions deteriorating, or the Borrower violating other contracts, the Borrower shall inform the Lender in time; if the Borrower plans to take any of the aforementioned measures that may affect the debt paying ability, the permission of the Lender shall be obtained in advance;

(5)      The liquidation sequence of the Borrower repaying debts to the Lender is prior to Borrower's shareholders repaying loans to the Lender and is not second to repaying similar debts to other Creditors;

(6)      The Borrower shall not distribute the dividend or bonus in any form to the shareholders, when the net profit after tax relevant to fiscal year is zero or negative; or the profit after tax is insufficient to cover the accumulated losses of the past fiscal years; or the profit before tax are not used for the liquidation of the principal, interest and costs that shall be paid by the Borrower within the fiscal year, or the profit before tax is insufficient to pay off the principal, interest and costs of the next period;

(7)      The Borrower shall not dispose its own assets by reducing its debt paying ability, at the same time, commit that the total amount of external guarantee shall not \ times higher than his own assets, meanwhile the total amount of external security and the amount of individual security shall not be beyond the limit stipulated in the Articles of Association of his company;

(8)      Apply for the registration of foreign exchange loan, approval of repayment of principal and interest and other formalities timely with the Administration of Exchange Control;

(9)      Other matters committed by the Borrower:    /         .

Article 10      Disclosure of the group internal related transaction where Borrower is located

The Borrower belongs to group clients identified by the Lender according to Guidelines for Risk Management by Commercial Banks for Granting Credit to Group Customer (hereinafter referred to as Guidance) The Borrower shall promptly report to the Lender about the situation of related transactions of over 10% of net assets, including the affiliation relation of each party in transaction, transaction project, nature of transaction, transaction amount or corresponding ratio and pricing policy (including the transaction without amount or with nominal amount).

Used for overseas loan under domestic guarantee

If the Borrower has any of the following situations, the Lender shall be entitled to end the unused loan to the Borrower unilaterally, and take back part or all of the loan capital and interest: Party A shall not use the false contract entered with related parties and discount on or pledge claims such as notes receivable or accounts receivable without actual transaction content to cheat the bank of capital or credit; If there is any major merging, acquisition and reorganization, etc., the Lender may thinks it may affect the safety of the loan; deliberately escape and abolish the Creditor's rights of banks through the related transaction; Other situations of Article 18 in Guidance.

Article 11      Breach of Contract and Treatment

One of the following matters constitutes or is deemed as the breach of contract by the Borrower under this Contract:

1. If the Borrower fails to fulfill the obligations of payment and liquidation according to this Contract to the Lender;

2. The Borrower fails to pay the loan capital in the way stipulated under this Contract or use the capital the way stipulated in this Contract;

3. Borrower's statement in this Contract is not authentic or breaches the commitment made in this Contract;

4. When the situation specified in the Item (4) of Paragraph 2 under Article 9 in this Contract happens, the Lender thinks it probably affects the financial condition and the Borrower or Guarantor's capability to perform the contract, but the Borrower fails to provide the new guarantee and replace the Guarantor according to this Contract;

5. Borrower's credit status declines, or its financial indices deteriorates such as profitability, debt paying ability, operation capacity and cash flow, and it breaks through the stipulated indices of this Contract or other financial conventions;

6. Borrower breaches other contracts among the Lender or other institutions of Bank of China Limited; The breach of contract under the credit granting contract between the Borrower and other financial institutions;

7. Borrower terminates its business or dissolution, revocation or bankruptcy happened.

8. The Borrower involves in or may involve in major economic disputes, lawsuit, arbitration, or other property being sealed up, detained or forced to execute, or being investigated or punished by administrative organizations like judiciary authorities, tax and commercial department, already affected or may affect the performance of obligations under this Contract;

9. The abnormal changing and disappearing of main investor's individual and key management personnel of Borrower or subject to investigation or personal freedom limit of judiciary authorities by laws influence or may influence the performance of obligations under this Contract;

Used for overseas loan under domestic guarantee

10. The Lender every year (every year since the effective date of this Contract) checks the Borrower's financial condition and contractual capacity, check if there is any situation that may affect the financial situations and contractual capacity of the Borrower or Guarantor;

11. The assigned capital collection account has a large sum of abnormal capital flow and the Borrower cannot provide explanatory material that could be recognized by the Lender;

12. The Borrower breaches other conventions on the rights and obligations of the concerned party under t this Contract;

In the case of the breach of contract specified in the preceding clause, the Lender shall be entitled to take the following measures separately or simultaneously according to the specific situation:

1. Require the Borrower and Guarantor correct default behavior within the limit time;

2. Wholly or partly adjust, reduce, terminate or cancel, suspend the credit limit to the Borrower;

3. All or partially pause, or totally terminate accepting the loan withdrawal of the Borrower under this Contract, or other contracts between the Borrower and the Lender; wholly or partially terminate or cancel, terminate the distribution, payment or handling of the loan which hasn't been issued and the trade finance which has not been settled;

4. Declare that the whole or part of the outstanding principle and interest of the loan/ trade financing and other payables under this Contract and other contracts between the Borrower and the Lender expire immediately;

5. Terminate or cancel this Contract, and wholly or partly terminate or cancel other contracts between the Borrower and the Lender;

6. Require the Borrower to compensate for the losses caused by the Lender due to his breach of contract:

7. Deduct the amount in the accounts opened by the Borrower in the Lender and other institutions of the Bank of China Limited to repay the whole or part of the debt owed by the Borrower to the Lender under this Contract upon the advanced written notice of the Lender. The undue amount in the account is deemed as due in advance. In the case that the currency of the account is different from the business currency valued by the Lender, duct the money converted according to the applicable foreign exchange rate of the Lender;

8. Exercise the real rights granted by way of security;

9. Demand the Guarantor to take guaranty responsibility;

10. Other necessary and possible measures deemed by the Lender;

Article 12      Rights Reservation

If one party fails to exercise this Contract part or all rights, or to require the other party to perform, to bear part or all obligation and responsibility, it does not constitute to the party of the right to give up or of the obligation and responsibility to exempt.

Used for overseas loan under domestic guarantee

If one party to the other party of any tolerance, extension or delay the exercise of the rights under this Contract, it shall not affect its rights according to this Contract and laws and regulations, nor seen as giving up the right.

Article 13      Modification, Amendment and Termination

This Contract signed by both parties through consultation can be in written form to change or modify, any alteration or modification shall form an integral part of this Contract.

In addition to laws, regulations or the parties otherwise agreed, the Contract shall be terminated after a full performance of its rights and obligations under this Contract.

In addition to laws, regulations or the parties otherwise agreed, the invalidation of any provision under this Contract shall not affect any other terms and conditions of the legal effect.

Article 14      The application of laws, the dispute resolution

This Contract is applicable to the laws of the People's Republic of China.

After validation of this Contract, any dispute concerning the preparation and performing of this Contract or relevant to this Contract shall be resolved by both parties by negotiation, if fails, file the lawsuit to the jurisdictional court.

During the period of disputes solving, if the disputes does not affect the performance of any other provisions of this Contract, the other terms shall continue to perform.

Article 15      Expense

Except reassured by law or agreed by the parties, expenses (including but not limited to lawyer's fee and so on) arising from the signing, performing and disputes solving of this Contract shall be paid by the Borrower. If the tax for the interest is required to be paid due to the Borrower's local tax regulations, the Borrower shall bear all the cost; If tax needs to be paid due to the Lender's local tax regulations, then the Lender shall bear all the cost; the Lender shall bear the stamp tax under this Contract.

Article 16      Appendix

The following appendixes are considered as the indivisible constituent parts of this Contract in company with other appendixes which are jointly confirmed by both parties, hence, they have the same legal forces with this Contract.

1. Withdrawal application;

Article 17      Other Agreements

1. Without the written consent from the Lender, the Borrower shall not transfer the following rights and obligations under this Contract to the third party.

2. The Borrower shall agree that the Lender needs to entrust other institutions of Bank of China Limited to perform the rights and obligations under this Contract, or could allocate the loan business under this Contract to other institutions of Bank of China Limited which takes it over and manage it. Bank of China Limited or other institutions entrusted by the Lender, or Bank of China Limited or other institutions carrying on loan business in this Contract shall be entitled to execute all rights, submit lawsuit to court or arbitration agency or apply for compulsory execution to solve the disputes in the Contract in its own name.

Used for overseas loan under domestic guarantee

3. On condition that does not affect other agreements under this Contract, this Contract is binding to both parties and their respective Successors and Assignee according to law.

4. Unless otherwise it is agreed, the address specified by both parties in this Contract is the address for communication and contact, in case of changes of the address for communication and contact, both parties promise to promptly notify the other party in written form.

5. The transaction under this Contract shall be carried out based on individual and independent interest. According to the stipulation of laws and rules and the requirement of supervision, all parties in transaction constitute the related parties or affiliated person of the Lender, all parties shall not utilize the relationship to affect the fairness of the transaction.

6. The title and business name of this Contract is only for convenience, and shall not be used for explaining of the clause content and the rights and obligations of the parties.

7. The Lender, bases on the provisions by the related laws and regulations and regulatory agency, shall be entitled to provide information related to this Contract and other information of the Borrower to the credit reporting system of the People's Bank of China and other credit information databases established by law, which shall be applied for suitably qualified organizations or individuals' queries and use based on the laws. The Lender shall also be entitled to check Borrower's related information through the credit reporting system of the People's Bank of China and other credit information databases established by law, in order to ensure the conclusion and performance of this Contract.

8. If the Lender, due to changes of laws, regulations and regulatory requirements or request from supervision departments, is unable to perform the agreement, or cannot perform in accordance with the agreement, the Lender shall be entitled to terminate or change this Agreement or its single protocols according to changes of laws, regulations and regulatory requirements or request from supervision departments. The Lender shall be exempted from the responsibilities from the termination or change of this Agreement due to the above mentioned reasons which cause the Lender's failure to fulfill or perform in accordance with this Agreement.

Article 18      Effectiveness of Contract

This contract shall be effective as of signing the contract by the legal representative/person in charge or other authorized signatory of both parties and affixing the company seals.

This contract is in quadruplicate, the lending and borrowing parties shall hold two copies respectively, which have the same equal authenticity.

Borrower: Altairnano, Inc. Authorized signatory: October 16, 2014	Lender: Seoul Branch of Bank of China Limited Authorized signatory: Seoul Branch of Bank of China Limited (seal) October 16, 2014

Used for overseas loan under domestic guarantee